SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                          CURRENT REPORT Pursuant
                         to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

             Date of report (Date of earliest event reported):
                     January 24, 2003 (October 1, 2002)

                          Trinity Companies, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)


     0-8924                                                 73-0981865
(Commission File Number)                  (IRS Employer Identification No.)


     2526 Durant Avenue
     Berkeley, California                                          94704
(Address of Principal Executive Offices)                         (Zip Code)


                               (510) 540-9300
            (Registrant's Telephone Number, Including Zip Code)
       (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

     Included with this amendment to the Report on Form 8-K for Trinity Companies, Inc., originally filed with the Securities and Exchange Commission on October, 2002, are the following financial statements of Competency Based Learning, Inc., a California corporation and a related Australian company, Competency Based Learning, Pty. Ltd. ACN 084 763 780, along with pro forma financial information giving effect to the acquisition of these entities through the issuer's wholly-owned subsidiary, CBL Global Corp.









                      COMPETENCY BASED LEARNING, INC.
                         (a California Corporation)

                            Financial Statements

                             September 30, 2002


                      COMPETENCY BASED LEARNING, INC.

                       Index to Financial Statements

                                                                  Page
                                                                  ----
Report of Independent Public Accountants                           F-3
----------------------------------------

Balance Sheets
--------------
     As of September 30, 2002 and 2001                             F-4

Statement of Operations
-----------------------
     For the nine months ended September 30, 2002                  F-5

Statement of Cash Flows
-----------------------
     For the nine months ended September 30, 2002                  F-6

Notes to Financial Statements                                      F-7
-----------------------------








                                    F-2

                           JEFFREY D. WILSON, CPA
                4617 Gatetree Circle, Pleasanton, CA  94566
                   phone(925) 398-7156 fax(925) 398-7176
                          jdwilsoncpa@hotmail.com


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To the Shareholder of Competency Based Learning, Inc.:

     I have compiled the accompanying balance sheet of Competency Based Learning, Inc. (a California corporation) as of September 30, 2002, and the related statement of operations, accumulated deficit and cash flows for the nine months then ended in accordance with Statements on Standards of Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses.
This raises substantial doubt about the ability of Competency Based Learning, Inc. to continue as a going concern. Management's actions regarding this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


 /s/   Jeffrey D. Wilson, CPA

Pleasanton, California
December 12, 2002
                                    F-3
























                      COMPETENCY BASED LEARNING, INC.

                               Balance Sheets
                                (unaudited)

                                               September 30,   December 31,
                                                  2002          2001
                                               -------------  -------------
                                   Assets

Current Assets
  Cash                                          $    24,710    $     1,922
  Due from Affiliates                                  -              -
                                               -------------  -------------
     Total Current Assets                            24,710          1,922
                                               -------------  -------------

Intangible Assets
  Start-up costs                                      6,561          6,561
  Capitalized lease costs                             3,183          3,183
                                               -------------  -------------
                                                      9,744          9,744
  Accumulated amortization                           (5,601)        (3,821)
                                               -------------  -------------
     Total Intangible Assets                          4,143          5,923
                                               -------------  -------------
     Total Assets                              $     28,853   $      7,845
                                               =============  =============

                    Liabilities and Shareholders' Equity

Current Liabilities
  Due to affiliate                             $     -        $     -
  Accrued payroll                                    14,400         -
  Accrued interest (Note 4)                          10,098         10,098
  Income taxes payable                               -               2,541
  Shareholder advances (Note 4)                     112,899         98,235
                                               -------------  -------------
     Total Liabilities                              137,397        110,874
                                               -------------  -------------

Shareholders' Equity
  Common stock                                        1,000          1,000
  Accumulated deficit                              (109,544)      (104,029)
                                               -------------  -------------
     Total Shareholders' Equity                    (108,544)      (103,029)
                                               -------------  -------------
     Total Liabilities & Shareholders' Equity  $     28,853   $      7,845
                                               =============  =============


 The accompanying notes are an integral part of these financial statements.
                                    F-4

                      COMPETENCY BASED LEARNING, INC.

                          Statements of Operations
                    Nine months ended September 30, 2002
                                (unaudited)

Revenue                                                       $      -
                                                              -------------
Operating Expenses:
  Sales & marketing                                                    963
  General and administrative                                         3,752
                                                              -------------
     Total Operating Expenses                                        4,715
                                                              -------------

Net Income (Loss) Before Taxes                                      (4,715)

  Income tax expense                                                  (800)
                                                              -------------
     Net Income (Loss)                                              (5,515)

Beginning Accumulated Deficit                                     (104,029)
                                                              -------------
Ending Accumulated Deficit                                    $   (109,544)
                                                              =============












 The accompanying notes are an integral part of these financial statements
                                    F-5


                      COMPETENCY BASED LEARNING, INC.

                          Statement of Cash Flows
                    Nine months ended September 30, 2002
                                (unaudited)

Cash flows from operating activities:
 Net Income (Loss)                                            $     (5,515)
 Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
   Amortization                                                      1,780
 Change in current assets and liabilities:
   Advances from affiliate                                               -
   Accrued Payroll                                                  14,400
   Income Tax Payable                                               (2,541)
   Shareholder Advances                                             14,664
                                                              -------------
 Net Cash Provided (Used) By Operating Activity                     22,788

Cash flow from investing activities:
 Purchase of Start-up Costs                                          -
 Capitalized Lease Costs                                             -
                                                              -------------
 Net Cash Provided (Used) From Investing Activity                    -
                                                              -------------
Cash flow from financing activities:
 Common stock issuance
                                                              -------------
 Net Cash Provided (Used) From Investing Activity                    -
                                                              -------------

Increase in cash and cash equivalents                               22,788

 Cash and cash equivalents, beginning of year                        1,922
                                                              -------------
 Cash and cash equivalents, end of year                       $     24,710
                                                              =============





 The accompanying notes are an integral part of these financial statements

                                    F-6


                      COMPETENCY BASED LEARNING, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS
Competency Based Learning, Inc., a California Corporation (the Company), was formed to market and promote the CBL System in the U.S. and world wide. The CBL System is a proprietary, web enabled system of workplace knowledge and skills development owned by Competency Based Learning Pty Limited. It has been developed to transform traditional training approaches in large-scale, high-employment industries worldwide by permitting verification of attainment of skills required for on-the-job certification by requiring the learner to demonstrate mastery of the topic sufficient to meet established standards for performance.

LIQUIDITY
The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company to continue as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of $109,544 as of September 30, 2001. The Company's current liabilities exceed current assets by $112,687 at September 30, 2001. These conditions raise substantial doubt as the ability of the Company to continue as a going concern.

INTANGIBLE ASSETS
The Company has capitalized start-up, organization and lease costs and is amortizing them over 5 and 3 years.

NOTE 2.   EQUITY
The Company issued 1000 common shares at a stated value of one dollar per share in exchange for expenses advanced.

NOTE 3.  SUBSEQUENT EVENTS
Pursuant to an Agreement and Plan of Reorganization dated October 1, 2002 by and among the Company and CBL Global, a Utah corporation and Articles of Merger effective October 2, 2002, the Company merged with and into CBL Global, a newly formed, wholly owned subsidiary of Trinity Companies, Inc.



                                    F-7


                      COMPETENCY BASED LEARNING, INC.
                 NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3.  SUBSEQUENT EVENTS (continued)

The sole shareholder of the Company, Robert Stephen Scammell, was issued 1,455,000 restricted shares of Trinity Companies, Inc. common stock (the "Merger Shares") and a convertible promissory note in the principal amount of $485,000 in exchange for 1,000 shares held by him in the Company. Of the Merger Shares, 500,000 shares (the "Merger Escrow Shares") will be deposited in escrow as collateral for the indemnification provisions contained in the Merger Agreement. The Merger Escrow Shares may be released from escrow on or after October 1, 2003 provided the Company has not made a claim against Mr. Scammell pursuant to the indemnification provisions of the Merger Agreement.

The principal amount of the convertible promissory note issued by CBL Global to Mr. Scammell, along with accrued interest thereon at the rate of seven percent (7%) per annum, is due on the earlier of September 1, 2004 and the date upon which the Trinity Companies, Inc. closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by the Company after October 1, 2002, equal or exceed US$10,000,000. The promissory note is secured by various security agreements. Any or all of the outstanding principal amount of the note, along with accrued interest thereon, is convertible at Mr. Scammell's option into shares of common stock of Trinity Companies, Inc. at a conversion price of $2.00 per share. CBL Global also agreed to assume indebtedness of the Company to Mr. Scammell in the aggregate amount of US$106,209.84 and to repay such indebtedness, along with accrued interest thereon, by the earlier of September 1, 2003 and the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financings conducted by the Company
after October 1, 2002, equal or exceed US$3,000,000.   This indebtedness
and the repayment terms were incorporated into a promissory note issued by CBL Global on October 1, 2002 to Mr. Scammel.

The note provides for interest to accrue on the unpaid principal amount of the indebtedness at the rate of seven percent (7%) per annum and provides for the repayment of the indebtedness to be secured by various security agreements.

NOTE 4.  STOCKHOLDER ADVANCES

Since inception Mr. Scammell has advanced expense money to sustain the activities of the Company. These advances bear interest until paid of 7%. Amount accrued at September 30, 2002 was $10,098.

                                    F-8











                     COMPETENCY BASED LEARNING PTY LTD
                            ABN: 67 084 763 780
                            FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

                 RESPONSIBILITIES FOR FINANCIAL STATEMENTS

The following special purpose financial statements of Competency Based Learning Pty Ltd were prepared by management, which is responsible for their integrity and objectivity. The statements have been prepared in conformity with United States Generally Accepted Accounting Principles and, as such, include amounts based on judgments of management which it believes are reasonable under the circumstances.

Management is further responsible for maintaining internal control designed to provide reasonable assurance that the books and records reflect the transactions of the company and that established policies and procedures are carefully followed.

Jeffery Le Noble & Co, an independent auditing firm, is engaged to audit the financial statements of Competency Based Learning Pty Ltd and issue reports thereon. The audit is conducted in accordance with Australian generally accepted auditing standards that comprehend the consideration of internal control and tests of transactions to the extent necessary to form an independent opinion on the financial statements prepared by management. Australian auditing standards are comparable to United States standards. The Independent Auditor's Report appears on the next page.

The Board of Directors is responsible for assuring that management fulfills its responsibilities in the preparation of the financial statements and engaging the independent auditors. It is management's conclusion that internal control at June 30 2002 provides reasonable assurance that the books and records reflect the transactions of the company, and that established policies and procedures are complied with.



----------------------------
Brian Kennedy
Chairman
Competency Based Learning Pty Ltd
13 December


REPORT OF THE INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of Competency Based Learning Pty
Ltd

     We have audited the accompanying statements of financial position of Competency Based Learning Pty Ltd ("CBL") as of June 30 2002 and 2001 and the related statements of income and cash flows for each of the two years in the period ended June 30 2002. These special purpose financial statements are the responsibility of CBL's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such special purpose financial statements present fairly, in all material respects, the financial position of Competency Based Learning Pty Ltd at June 30 2002 and 2001, and the results of its operations and its cash flows for each of the two years in the period ended June 30 2002 in conformity with accounting principles generally accepted in the United States of America.

     As described in Note 2 , these financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ in certain material respects from accounting principles generally accepted in Australia, which form the basis for the company's special purpose financial statements.



Brisbane                           Jeffery Le Noble & Co
13 December 2002
                                   ------------------------------
                                   Robert J C Jeffery  FCPA
                                   Principal


COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
STATEMENT OF FINANCIAL POSITION
AS AT JUNE 30, 2002

                                              June 30, 2001  June 30, 2002
                                              -----------------------------
                                   Notes                     US Dollars
ASSETS

Current assets
 Cash and cash equivalents                    $       3,794  $      60,346
 Accounts receivable (net of allowances)            136,649        163,377
 Prepaid expenses and other current assets            1,018          7,983
 Income tax refundable                                  731              0
                                              -----------------------------
 Total current assets                               189,193        231,706
                                              -----------------------------

Fixed Assets
 Cost                                                23,240         46,024
 Less accumulated depreciation                       10,864         15,161
                                              -----------------------------
 Net Fixed Assets                                    12,376         30,863
                                              -----------------------------
TOTAL ASSETS                                        201,569        262,569
                                              -----------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                                   137,691        142,865
 Other accrued liabilities                           12,545         20,505
 Current portion of Long-term debt                        0          1,902
                                              -----------------------------
 Total current liabilities                          150,236        165,272
                                              -----------------------------

Non current liabilities
 Long-term debt                                      53,552        111,986
                                              -----------------------------
 Total non current liabilities                       53,552        111,986
                                              -----------------------------
TOTAL LIABILITIES                                   203,787        277,259
                                              -----------------------------

Commitments and contingencies                             0              0

Shareholders' equity
 Common shares, authorised 1 000 000 shares             102            113
 of $1.00 each. 200 shares issued and fully
 paid up at June 30, 2002 and 2001

 Retained earnings/(Accumulated Losses)              -2,320        -14,803
                                              -----------------------------
 Total shareholders' equity                          -2,218        -14,690
                                              -----------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          201,569        262,569
                                              -----------------------------

These financial statements are unaudited and the accompanying notes to the financial statements form an integral part of these statements.

COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEAR ENDED 30 JUNE 2002

                                                         June 30, 2002 June 30, 2002
                                                        -----------------------------
                                 Note:                           US Dollars
Revenues
Sales (Net of Discounts and Allowances)                  $    291,093  $     378,152
Export Marketing Development Grant                                  0         59,575
                                                        -----------------------------
Total Revenues                                                291,093        437,727
                                                        -----------------------------
Operating Expenses:
Selling Expenses:
Marketing Expenses                                                  0          6,240
Representative Office & Salaries                              137,691        104,458
                                                        -----------------------------
Total Selling Expenses                                        137,691        110,698
                                                        -----------------------------
General and Administrative Expenses:
 Accounting and Legal Fees                                      2,209          5,948
 Bank Charges                                                   1,214          1,537
 Computer Expenses                                                456          3,465
 Depreciation on Plant and Vehicles                             4,027          7,064
 EMDG Consulting Fees                                               0          7,095
 Insurance                                                        370         10,634
 Motor Vehicle Expenses                                         2,863          3,518
 Office Supplies and Postage                                    3,136          9,483
 Quality Assurance Certification                                1,020          2,491
 Rent, Power and Postage                                        5,430         16,184
 Sundry Expenses                                                1,681          6,595
 Superannuation                                                 5,750         12,246
 Telephone                                                      6,313         12,232
 Traveling Expenses                                            26,216         35,889
 Wages and Salaries                                            78,062        202,178
                                                        -----------------------------
Total General and Administrative Expenses                     138,748        336,558
                                                        -----------------------------
Total Operating Expense                                       276,439        447,255
                                                        -----------------------------
Operating Income / <Loss>                                      14,654         -9,529
Other Revenues/Expenses
Foreign Currency Gains/(Losses) Unrealised                          0          5,914
Profit on Sale of Fixed Assets                                      0          1,108
                                                        -----------------------------
Total Other Revenues                                                0          7,023
                                                        -----------------------------
Income From Continuing Operations Before Income Taxes          14,654         -2,506
Income Tax                                                          0              0
                                                        -----------------------------
Income /<Loss> From Continuing Operations                      14,654         -2,506
Accumulated Losses at July 1                                  -13,913         -2,569
                                                        -----------------------------
                                                                  741         -5,076
Dividends Paid
Accumulated Losses                                             -2,320        -14,803
                                                        -----------------------------
Earnings per share                                              73.27         -12.53
Dividends per share                                             15.31          48.64

These financial statements are unaudited and the accompanying notes to the financial statements form an integral part of these statements.


COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2002

                                                         June 30, 2002  June 30, 2002
                                                         -----------------------------
                                 Note:                           US Dollars
Cash Flows from Operations

Net Income/(Loss)                                              14,654         -2,506

Adjustments to reconcile net income to cash flows
from operations:
 Depreciation                                                   4,027          7,064
 Foreign currency gains unrealised                                  0         -5,914
                                                               16,681         -1,356
Changes in assets and liabilities
 Accounts receivable                                         -165,474         39,986
 Prepaid expenses and other current assets                       -432           -942
 Accounts payable                                             137,691         -9,607
 Other accrued liabilities                                      7,721          6,614
 Income tax Refund                                                604            810
                                                        -----------------------------
Net Cash Provided /(Utilised) By Operations                    -1,209         35,505
                                                        -----------------------------

Cash Flows From Investing Activities
 Purchases of plant and equipment                              -6,355        -24,223
                                                        -----------------------------
 Net Cash used in Investing Activities                         -6,355        -24,223
                                                        -----------------------------
Cash Flows From Financing Activities
 Dividends paid                                                -3,061         -9,728
 Long-term debt                                                10,204         54,589
                                                        -----------------------------
 Net Cash Provided by (Used In) Financing Activities            7,143         44,862
                                                        -----------------------------
 Net Increase in Cash and Cash Equivalents                       -420         56,144

 Cash and Cash Equivalents, Beginning of period                 4,215          4,202
                                                        -----------------------------
 Cash and Cash Equivalents, End of Period                       3,794         60,346
                                                        -----------------------------

These financial statements are unaudited and the accompanying notes to the financial statements form an integral part of these statements.



COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

NOTE 1. BUSINESS

Competency Based Learning Pty Ltd commenced trading 1 January 1999. The company develops learning systems for workplace knowledge and skills development and related support.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS FOR PRESENTATION

These special purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP")

US GAAP differs in certain material respects from accounting principles generally accepted in Australia, which forms part the basis for the Company's special purpose financial statements. Principal differences insofar as they relate to the company include the presentation and format of the financial statements and related disclosure.

The accompanying financial statements and the notes thereto have been audited by an independent auditor. In the opinion of the Company's management, the financial information includes all adjustments and disclosures necessary to present fairly the Company's financial position, results of operations and cash flows for the periods reported herein. These adjustments were of a normal recurring nature.

B. FOREIGN CURRENCY TRANSLATION

The Company's functional currency is the Australian Dollar and the company prepares its statutory financial statements and reports in that currency in accordance with local requirements.

For the purpose of presenting financial statements prepared in conformity with US GAAP, the US Dollar is considered to be the reporting currency of the Company.

Foreign currency transaction gains and losses are included in the determination of net income.

Assets and Liabilities have been translated into US dollars at the date prevailing at the balance sheet date.

C. RECLASSIFICATIONS

Certain reclassifications have been made in the financial year ended June 30, 2001 for consistent presentation with the financial year ended June 30, 2002.

D. REVENUE RECOGNITION
Revenues from the licensing, consultations and certification of users of the company's product are brought to account when licensing, consultation or certification is effected.


COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

E. CURRENT ASSETS - CASH AND CASH EQUIVALENTS

Cash and Cash Equivalents include all highly liquid investments with an original maturity of three months or less.

F. ACCOUNTS RECEIVABLE

Accounts receivable are recorded at their transaction amounts less provision for doubtful debts. Provision for doubtful debts are recorded to the extent that there is a likelihood that any of the amounts due will not be recovered.

G. FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost. The company depreciates all assets using the diminishing value method so as to systemically depreciate the assets over the estimated useful lives as follows:

Plant & Equipment                            40% Diminishing Value

Furniture & Fittings and Signage             20% Diminishing Value

Office Equipment                             40% Diminishing Value

Motor Vehicles                               22.5 % Diminishing Value

H.  EMPLOYMENT RETIREMENT BENEFITS (Superannuation)

In accordance with Australian law, the company provided a contribution of not less than 8% of Gross remuneration and payment to recognised Defined Contribution Superannuation Funds. The company accounts for any contributions as incurred and contributions provided for but not paid in other accrued liabilities.

The Company also provides leave encashment benefits at the time of retirement for which full provision has been charged to operations as incurred.

The Company has no post contribution obligations other than those discussed above.

I. COST OF DEVELOPING LEARNING MODULES FOR SALE.

The Company incurs costs to develop learning modules that are included in the CBL Learning System. Integrity of the Learning System is largely dependent on the incorporation of the developed modules. Deferral of costs incurred to develop such modules for sale is thus inappropriate and such amounts are expensed are incurred.





COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

J. CHANGE IN ACCOUNTING POLICIES

During 2002, the Company changed its financial statement presentation bringing to account fluctuations in foreign currency and employee entitlements.

The Company has not reclassified prior year amounts as the values were not considered material.

K. INCOME TAX

The Company adopts the income statement liability method of tax effect accounting. Income tax expense is calculated on operating profit adjusted for permanent differences between taxable accounting income.

The tax effect of timing differences which arise from items being brought to account in different periods for income tax and accounting purposes are not rough to account as a provision for deferred income tax.

The Company is only liable for corporate income tax levied by the Australian Federal Government at a prevailing rate of 30 cents in the Dollar and 34 cents in the Dollars in 2002 and 2001 years respectively.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realisation is virtually certain.

L. ECONOMIC DEPENDANCY

BHP Billiton and IterGen being the two major customers of the Company, between them represent a combined total of 85% of sales revenues for the year ended June 30, 2002.

Whilst new customers unrelated to these two parties re currently being sought the Company continues to be largely dependent on these two customers.

N. COMPARATIVES

The comparatives shown are for the twelve month period ended June 30, 2002 whilst the values shown for September 30, 2002 are for a three month period.

COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

NOTE 3. AUTHORISED AND ISSUED SHARE CAPITAL

                                                         June 30, 2002   June 30,2002
                                                         -------------  -------------
                                                                       US Dollars

AUTHORISED SHARE CAPITAL
1 000 000 Ordinary shares of $ 1.00 Aust. each                510,204        564,972

ISSUED SHARE CAPITAL

200 Fully paid Ordinary shares of $1.00 Aust. each                102            113

NOTE 4. LONG TERM DEBT

Related Parties
Loan from related Party - B. Kennedy                           14,286         15,819
Loan from related Party - S Scammell                           39,266         81,986
                                                         -------------  -------------
                                                               53,552         97,805
                                                         -------------  -------------

The loans from Related Parties are unsecured, interest free and have no fixed term of repayment

Finance Lease

A finance lease agreement over Motor Vehicle with a                  0        16,084
book value of $ 18,693 Aust.  (as shown in note 6)
The agreement requires monthly repayments of $275

Interest is amortised over the term of the agreement

Due within 12 months                                                 0         1,902
                                                         -------------  -------------
Long-term Portion                                                    0        14,182
                                                         -------------  -------------
                                                                53,552       111,987
                                                         -------------  -------------
Future lease commitments
2002/2003                                                       3,433
2003/2004                                                       3,434
2004/2005                                                       3,101
2005/2006                                                       8,867

NOTE 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Formation Costs                                                    586           649
Provision for Foreign Currency Gain                                  0         5,914
GST Refund                                                         432         1,420
                                                          ------------- -------------
                                                                   989         7,983
                                                          ------------- -------------

COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002


NOTE 6. FIXED ASSETS                                     June 30, 2001  June 30,2002
                                                          ------------- -------------
                                                                        US Dollar
Fixed Assets comprise:
At Cost:
Plant & Equipment                                                4,909         8,346
Office Equipment                                                 6,396        12,705
Fixtures & Furniture                                             4,012         5,241
Signage                                                            270           299
Motor Vehicles                                                   7,653        19,433
                                                          ------------- -------------
                                                                23,240        46,024
Less: Accumulated Depreciation                                  14,891        15,161
                                                          ------------- -------------
Net Book Value:                                                  8,349        30,863
                                                          ------------- -------------

NOTE 7. OPERATING LEASE RENTAL INCOME

The company has leased a building under a lease that qualifies as an operating lease. The terms of the lease are monthly payments of $ 3,208.48 Aust. for an initial three year period ending January 03, 2004 with annual lease increases commencing January 04, 2003 by 5% or Consumer price index whichever is the greater.

The lease can be renewed by option for a further three year period.

Lease Commitment
                         2002/2003                                  22,296
                         2003/2004                                  11,420

NOTE 8. RELATED PARTY TRANSACTIONS

In the normal course of business, the Company enters into transactions with affiliated companies.

Included in the financial statements are the following amounts relating to transactions with related parties:

Related party expenses                                          137,691      104,458
Related party accounts payable at year end (refer to Note 3)    137,691      142,864
Related party Loans                                              39,266       81,986

NOTE 9. DIVIDENDS

Dividends declared and paid by the
Company are:                                $ per Share Total Amount  Date of Payment
  2001
Final dividend on 200 ordinary shares            15.31        3,061     June 30, 2001
  2002
Final dividend on 200 ordinary shares             48.64        9,728    June 30, 2002

COMPETENCY BASED LEARNING PTY LTD
ABN: 67 084 763 780
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

                                                           June 30, 2001 June 30,2002
                                                                   US Dollar
                                                          ---------------------------
NOTE 10. INCOME TAX
Profit as per Statement of Income and Retained Earnings         14,654        -2,506

Prior year assessed tax losses                                  14,668            14

Temporary Timing differences                                         0        22,983
                                                          ---------------------------
Tax loss carried forward                                           -14       -25,503
                                                          ---------------------------

Future income tax benefit not brought to account                     9        17,854
                                                          ---------------------------

The Company changed its tax basis to the Simplified Taxation System in 2002 which results in the temporary timing differences.


NOTE 11. FRANKING ACCOUNT

                                                                  2001          2002
                                                          ---------------------------
Franking Account opening balance                                10,369         8,093
Restatement for rate change                                          -         1,635

Less dividend paid                                               3,061         9,728
                                                          ---------------------------
Franking Account balance                                         7,308             0
                                                          ---------------------------
Tax rate (percentage)                                               34            30









                          Trinity Companies, Inc.
           Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002


                          Trinity Companies, Inc.
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              September 30,
                                                                   2002
                                                              -------------

                                   Assets
Current Assets
--------------
  Cash                                                        $    442,804
  Receivables (Net)                                                137,427
  Interest Receivable                                                1,826
  Prepaid Expenses & Other Current Assets                            5,859
                                                              -------------
     Total Current Assets                                          587,916

Fixed Assets (Note 3)
------------
  Equipment                                                         55,077
  Furniture & Fixtures                                               2,701
                                                              -------------
     Total Fixed Assets                                             57,778
     Less: Accumulated Depreciation                                (16,985)
                                                              -------------
     Net Fixed Assets                                               40,793
                                                              -------------
     Total Assets                                             $    628,709
                                                              =============





                                 Continued






                          Trinity Companies, Inc.
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              September 30,
                                                                   2002
                                                              -------------
                    Liabilities and Stockholders' Equity

Current Liabilities

  Accounts Payable                                            $    591,413
  Accrued Expense                                                  121,684
  Interest Payable                                                  35,099
  Current Portion of Long-Term Debt                                758,794
  Note Payable - Related Party (Note 5)                          1,261,983
                                                              -------------

     Total Current Liabilities                                   2,768,973

Long-Term Liabilities
---------------------

  Note Payable (Note 6)                                             13,185
                                                              -------------
     Total Long-Term Liabilities                                    13,185
                                                              -------------
     Total Liabilities                                           2,782,158

Stockholders' Equity
--------------------

  Preferred Stock,10,000,000 Shares at No Par Value;
     No Shares Issued and Outstanding                               -

  Common Stock, 100,000,000 Shares Authorized
     at No Par Value; 5,319,774 Shares Issued and
     Outstanding                                                 8,455,775
  Accumulated Deficit                                          (10,569,387)
  Subscription Receivable                                          (35,000)
  Other Comprehensive Income                                        (4,837)
                                                              -------------
     Total Stockholders' Equity                                 (2,153,449)
                                                              -------------
     Total Liabilities and Stockholders' Equity               $    628,709
                                                              =============


 The accompanying notes are an integral part of these financial statements.


                          Trinity Companies, Inc.
          Unaudited Pro Forma Consolidated Statement of Operations

                                                              September 30,
                                                                   2002
                                                              -------------
Revenue                                                       $     62,903
-------
Cost of Goods Sold                                                   -
------------------                                            -------------

     Gross Profit                                                   62,903

Selling, General & Administrative Expenses
------------------------------------------
  Depreciation                                                       2,401
  General & Administrative                                          73,632
  Office Expense                                                    15,856
  Professional Fees                                                363,671
  Salaries                                                         122,002
  Travel & Entertainment                                            60,868
                                                              -------------
     Total Expenses                                                638,430
                                                              -------------
     Income (Loss) from Operations                                (575,527)

Other Income (Expenses)
-----------------------

  Interest Income                                                    2,059
  Interest (Expense)                                               (14,983)
  Write-Down of Goodwill                                        (1,448,314)
                                                              -------------
     Total Other Income (Expenses)                              (1,461,238)
                                                              -------------
     Income (Loss) before Taxes                                 (2,036,765)

     Taxes                                                           -
                                                              -------------
     Net Income (Loss)                                        $ (2,036,765)
                                                              =============
     Income (Loss) Per Share                                  $       (.39)

     Weighted Average Shares Outstanding                         5,319,774




 The accompanying notes are an integral part of these financial statements.



                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 1 - Corporate History

Trinity Companies, Inc., (the "Company") was incorporated in Oklahoma on April 14, 1975 under the name of U.S. Mineral & Royalty Corp., as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company and focused its activities on merging with or acquiring an operating entity. On February 21, 2002, the stockholders of the Company approved the name change of the Company to Trinity Companies, Inc., and effected a reverse stock split which reduced the total number of common stock outstanding at September 30, 2002 from 4,967,424 to 49,774. On June 21, 2002, the Company effected a change of domicile to the State of Utah. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but the Company has not had any business activity since 1995.

On October 1, 2002 (the"Acquisition Date") the Company issued 3,000,000 restricted shares of common stock, issued $1,000,000 in convertible promissory notes and assumed $217,703 in indebtedness to acquire Competency Based Learning, Inc., which was subsequently renamed CBL Global Corp., a California corporation ("CBL Global") and two Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-AU") and ACN 082 126 501 Pty. Ltd ("ACN" together, "CBL Pty. Ltd."). As a result of the transactions noted above, the sole shareholders of CBL Global and the two Australian companies, CBL Pty. Ltd., own 1,455,000 and 1,545,000 shares of common stock outstanding, respectively. The Company's executive officers and directors own a collective amount of 1,200,000 shares of the outstanding common stock. However, the officers and directors of the Company will continue to maintain operations and make all management decisions regarding the consolidated entity. Therefore, the financial statements have been presented as a forward business combination in accordance with generally accepted accounting principles, in the United States of America.

NOTE 2 - Significant Accounting Policies

A.   The Company uses the accrual method of accounting.
B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customer.
C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents.
D. Depreciation and Amortization: The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
     The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets for the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
E.   Use of Estimates:   The preparation of the financial statements in
     conformity with generally accepted accounting principles, in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 2 - Significant Accounting Policies - continued

F.   Consolidation Policies:    The accompanying consolidated financial
     statements include the accounts of the company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.
G.   Foreign Currency Translation / Remeasurement Policy:   Assets and
     liabilities that occur in foreign countries are recorded at historical cost and translated at exchange rates in effect at the end of the year. Income statement accounts are translated at the average exchange rates for the year. Translation gains and losses shall be recorded as a separate line item in the equity section of the financial statements.

NOTE 3 - Fixed Assets

The Company capitalizes equipment and fixture purchases in excess of $1,000 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at September 30, 2002 and 2001.

                    Asset        Depreciation                   Accumulated
                     Cost             Expense                  Depreciation
Assets                2002        2001       2002       2001       2002        2001
                  -------------------------------------------------------------------
Equipment         $  55,077   $     -    $   2,369  $     -    $  16,953   $     -
Furniture
  & Fixtures          2,701         -           32        -           32         -
                  -------------------------------------------------------------------
  Total           $  55,778   $     -    $   2,401  $     -    $  16,985   $     -
                  ===================================================================

NOTE 4 - Operating Leases

On July 8, 2002, the Company signed a lease agreement for an executive office suite in a multi-tenant building for use as its principal office. The Company pays a minimum of $1,500 per month for the office space. The term of the lease commences on July 15, 2002 and expires on April 15, 2003. Once the lease term has ended, the Company then may lease the premises on a month to month basis. The office is located at 2526 Durant Avenue, Berkeley California 94704. The Company has paid $1,500 in the form of a lease deposit which may be refunded at the end of the lease.

CBL Pty. Ltd., leases a building for operations located at 62 Siganto Drive, Oxenford QLD 4210 Australia. The Company pays US $1,741.88 on a monthly basis to occupy the building. The term of the lease expires on January 3, 2004. On January 4, 2003 the monthly lease payment increases by 5% or US $1,828.98.


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 4 - Operating Leases - continued

Total Minimum Lease Commitments as of September 30, 2002 are as follows;

                                                         Year      Amount
                                                           2002  $  19,427
                                                           2003     30,948
                                                           2004       -
                                                           2005       -
                                                           2006       -
                                                     Thereafter       -
                                                                 ----------
                                                          Total  $  50,375
                                                                 ==========

For the year ended September 30, 2002 the rent expense entering into the determination of net loss is as follows:

  Minimum Rent on Operating Leases:                    Amount
     Building - Australia                           $   15,677
     Office Suite - California                      $    3,750
                                                    -----------
     Total Rent Expense During the Period           $   19,427
                                                    ===========

NOTE 5 - Notes Payable - Related Party

During the year ended September 30, 2002, the Company issued one convertible promissory note in the amount of $55,000 to a consulting firm whose directors are officers and shareholders of Trinity Companies, Inc. The note bears interest at a rate of 9% per annum. The principal and accrued interest shall be due and payable on the earliest of either (i) June 29, 2003, or (ii) within ten days of a written request from the note holder after monetary default.

At the Acquisition Date, the Company assumed three unsecured promissory notes previously issued by CBL Global and CBL Pty. Ltd., to shareholders of CBL Global and CBL Pty. Ltd., in the amount of $206,983. The notes are accruing interest at 7% per annum and are considered due and payable upon the earlier of the first anniversary of the Acquisition Date or the date upon which the company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after the Acquisition Date, equal or exceeds $3,000,000. At September 30, 2002, the accrued interest totaled $10,098.

Pursuant to the acquisition on October 1, 2002, the Company issued shareholders two convertible promissory notes in the amounts of $485,000 and $515,000. The notes provide for interest to accrue on the unpaid principal amount of the indebtedness at the rate of 7% per annum and provide for the repayment of the indebtedness to be secured by various security agreements.

                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 5 - Notes Payable - Related Party - continued

The promissory note of $485,000 is considered due and payable on the earlier of either; (i) September 1, 2004 or (ii) the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after October 1, 2002, equal or exceed $10,000,000. Any or all of the outstanding principal amount of the note, along with accrued interest, is convertible into shares of the Company's common stock at a conversion price of $2.00 per share.

The promissory note of $515,000 is considered due and payable on the earlier of either; (i) September 1, 2004 or (ii) the date upon which the Company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after August 26, 2002, equal or exceed $10,000,000. Any or all of the outstanding principal amount of the note, along with accrued interest, is convertible into shares of the Company's common stock at a conversion price of $2.00 per share.

NOTE 6 - Notes Payable

During the 2002 fiscal year, the Company issued numerous promissory notes to accredited investors and related parties. At the Acquisition Date, the company assumed three notes payable previously issued CBL Global and CBL Pty. Ltd., to related parties. The total balance of all of the aforementioned notes is $2,033,962. These notes bear interest between the rates of 6% and 10% per annum. The principal and accrued interest shall be due and payable within the 2003 fiscal year. At September 30, 2002, the total accrued interest totaled $35,099.

In addition to the notes described in Note 5, the Company issued Bridge Financing Notes to certain individuals and entities for a total principal amount of $500,000. These notes are convertible into shares of the company's common stock. In connection with the issuance of the bridge financing notes, the Company issued warrants to the holders of the notes to purchase additional shares of the Company's common stock. The warrants are exercisable for a period of two years for a price of $.025 per share. At September 30, 2002, the warrants had no value.



                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 6 - Notes Payable - continued

                                                                 September
The Company has the following notes payable obligations:            2002
                                                                -----------
Convertible notes payable to investors, due between            $   445,000
  June 15, 2003 and September 15, 2003, plus accrued
  interest at a rate of 9% per annum.

Unsecured note payable to an investor, due on April 2, 2003        145,000
  plus accrued interest at a rate of 10% per annum.

Unsecured convertible note payable to an investor, convertible     166,963
  after August 8, 2002 plus interest at 6% per annum.  At
  September 30, 2002 no debt had been converted to shares.

Convertible note to a related party, due on June 29, 2003 plus      55,000
  accrued interest at a rate of 9% per annum.

Unsecured convertible notes to related parties, payable upon       206,983
  the earlier of the first anniversary of the Acquisition Date or the closing of net $3 million equity financing by the
  Company after the Acquisition Date, plus accrued interest
  at a rate of 7% per annum.

Convertible note to a related party, (see Note 5 for due date)     485,000
  plus accrued interest at a rate of 7% per annum.

Convertible note to a related party, (see Note 5 for due date)     515,000
  plus accrued interest at a rate of 7% per annum.

Note payable to bank secured by an asset.  Monthly payments         15,016
  of $275, last payment due on November 30, 2005.               -----------

          Total                                                $ 2,033,962
          Less Current Maturities                               (2,020,777)
                                                                -----------
          Total Long-Term Notes Payable                        $    13,185
                                                                ===========

                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 6 - Notes Payable - continued

Maturities of long-term debt for each of the next five years are as follows:

                                                      Year        Amount
                                                      2003  $ 2,020,777
                                                      2004        3,300
                                                      2005        3,300
                                                      2006        3,300
                                                Thereafter        3,285
                                                            ------------
                                                     Total  $ 2,033,962
                                                            ============

NOTE 7 - Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted SFAS 109 to account for income taxes.

Statement of Financial Accounting Standards No. 109 " Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.
There were no temporary differences at September 30, 2002 and earlier years; accordingly, no deferred tax liabilities have been recognized for all years.

The Company has cumulative net operating loss carryforwards of over $10,500,000 at September 30, 2002. No effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable. Accordingly, the potential tax benefits of the net operating loss carryforwards at September 30, 2002 have been offset by valuation reserves of the same amount.

Deferred tax assets and the valuation account at September 30, 2002 is as follows:

          Deferred tax asset:
             NOL carryforward                $ 3,570,000
             Valuation allowance              (3,570,000)
                                             ------------
             Total                           $     -
                                             ============

                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 8 - Net Earnings (Loss) Per Share

Basic earnings (loss) per common share (BEPS) is based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share is based on shares outstanding (computed as under BEPS) and dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of diluted loss per share, because their inclusion would have been antidilutive for the year ended September 30, 2002.

The following data shows the shares used in the computing loss per common share including dilutive potential common stock;

  Common shares outstanding during the entire period             5,319,774
  Weighted-average shares paid for, but not issued during
     the period.                                                      -
                                                               ------------
  Weighted-average number of common shares used in basic EPS
     dilutive effect of options                                  5,319,774
                                                               ------------
  Weighted-average number of common shares and dilutive
     potential common shares used in diluted EPS                 5,319,774
                                                               ============

Shares from the exercise of the outstanding options were not included in the computation of diluted loss per share because their inclusion would have been antidilutive for the year ended September 30, 2002.

NOTE 9 - Stockholders' Equity

On February 5, 2002, the Company effected a one hundred for one (100 for 1) reverse split. No shareholder was reversed below 100 shares. Shareholders with 100 shares or less, prior to the reverse, were not affected.

On May 5, 2002, the Company amended its Articles of Incorporation to reflect a change in par value from $.10 per share to no par value per share. Accordingly, this change effecting the common stock and additional paid in capital values has been retroactively applied to all prior years.

On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock as part of the acquisition of CBL Global and CBL Pty. Ltd., at $.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.


                                 Continued


                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 9 - Stockholders' Equity - continued

On October 2, 2002, the Company issued 1,200,000 shares to various directors of the Company for services performed pursuant to a Stock Purchase Agreement accepted by the board of directors on October 1, 2002. The shares were issued at $.025 per share. This represents $30,000 of services performed for the Company.

On October 2, 2002, the Company issued 1,070,000 shares of common stock for consulting services based on consulting agreements dated August 22, 2002. These shares were issued at $.025 per share totaling $26,750 in consulting services performed on behalf of the Company.

NOTE 10 - Other Comprehensive Income/Loss

As of January 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No., 130, "Reporting Comprehensive Income." SFAS No., 130, establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net income or shareholders' equity. SFAS No., 130 requires other comprehensive income to include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gain or loss from available-for-sale securities.

A summary of the components of other comprehensive income for the year ended September 30, 2002 is as follows:

                                              Before-Tax      Income       After-Tax
                                                Amount         Tax           Amount
                                             ------------  ------------  ------------
     Net Loss                                $(2,036,765) $     -       $ (2,036,765)
     Foreign Currency Translation                 (4,837) $     -       $     (4,837)
     Net change in unrealized gain (loss)
       on available-for-sale securities           -             -             -
                                             ------------  ------------  ------------
     Total Other Comprehensive Income (Loss) $(2,041,602) $     -       $ (2,041,602)
                                             ============  ============  ============

NOTE 11 - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles, in the United States of America, applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company does not currently possess a financial institution source of financing and the Company cannot be certain that it's existing sources of cash will be adequate to meet its liquidity requirements.


                                 Continued

                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 11 - Going Concern - continued

However, the Company is undertaking the following approach to meet its liquidity requirements.
     (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In December 2002, the Company commenced a $3,000,000 private placement, the proceeds of which will be used for
               (i)   corporate administration,
               (ii) the expansion of CBL Global and CBL Pty. Ltd., operations for the coming 12 months, and
               (iii) expenses related to additional prospective
                     acquisitions during 2003.
          In conjunction with the private placement, the Company has engaged various investment banking firms and other finders to identify prospective investors. The Company anticipates receiving proceeds from the private placement during the first quarter of 2003;

     (b) The Company will seek to continue converting certain outstanding loans and payables into common stock in order to reduce future cash obligations;

     (c) Management of CBL Global, the Company's primary operating subsidiary, has developed a sales and marketing plan for 2003 that, if successful, may generate sufficient cash flow to sustain and grow subsidiary operations and, possibly, create excess cash flow for corporate administrative expenses. This sales plan includes the establishment of additional sales offices and sales representation in countries where CBL Global, has targeted large corporate customers in the mining and power generation industries and the development of additional workplace learning products for additional industries;

     (d) Management is identifying prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

The Company's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including (i) the ability of the Company to maintain its existing customer base and to expand its customer base into new domestic and foreign markets, and (ii) overall financial market conditions in the United States and other countries where the Company will seek prospective investors."

NOTE 12 - Subsequent Events

On October 21, 2002, the Company adopted a stock option plan entitled "2002 Stock Plan". The plan authorizes the issuance of 1,500,000 shares to be increased by 500,000 shares annually. The plan expires in ten years. The Company may amend, alter, suspend or terminate the plan at any time.

                                 Continued

                          Trinity Companies, Inc.
     Notes to the Unaudited Pro Forma Consolidated Financial Statements
                             September 30, 2002

NOTE 12 - Subsequent Events - continued

On December 2, 2002, the Company approved amending and restating its Articles of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 100,000,000 and the authorized number of shares of preferred stock from 1,000,000 to 10,000,000. This change affecting the common stock has been retroactively applied to all prior years.

On December 9, 2002, the Company issued 600,000 shares of common stock for partial relief of debt in conjunction with a convertible note payable referred to in Note 5 - Notes Payable. The original amount of the note was $166,963 with $18,544 of accrued interest. At September 30, 2002 the principal and interest amounts available for conversion are $104,352 and $11,590 respectively.

NOTE 13 - Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2002 and the Unaudited Consolidated Statement of Operations of the Company for the period ended September 30, 2002 have been prepared to illustrate the estimated effect of the combination of Trinity Companies, Inc. The Pro Forma Statement of Operations includes the results of operations for the
     (i) twelve months ended September 30, 2002 for the Company prior to its acquisition of CBL Global and CBL Pty. Ltd.,
     (ii)  nine months ended September 30, 2002 for CBL Global, and
     (iii) three months ended September 30, 2002 for CBL Pty. Ltd.

The Unaudited Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the individual companies, the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere.













                          Trinity Companies, Inc.
                          Supplementary Schedules

           Unaudited Pro Forma Consolidated Financial Statements

                            For the Period Ended
                             September 30, 2002



                          Trinity Companies, Inc.
              Unaudited Pro Forma Consolidating Balance Sheet
                             September 30, 2002

                        Trinity     CBL       CBL
                          Co.      Global  Pty. Ltd.
                         Twelve     Nine     Three
                         Months    Months    Months      Adjustments          Consol
                         Ended     Ended     Ended   -------------------      idated
                       09/30/02  09/30/02  09/30/02    Debits   Credits        Total
                       --------- --------- --------- --------- ---------  -----------
                                        Assets
Current Assets
--------------
Cash                   $368,788   $24,710   $49,306                         $442,804
Accounts Receivable
 (Net)                     -         -      137,427                          137,427
Prepaid Expenses &
 Other Current Assets     1,500      -        4,359                            5,859
Interest Receivable       1,826      -         -                               1,826
Investment in CBL
 Global                    -         -         -       719,454   719,454        -
                                                           {a}       {b}
Investment in CBL
 Pty.Ltd.                  -         -         -       573,249   573,249        -
                                                           {a}       {b}
                       --------- --------- ---------                      -----------
Total Current Assets    372,114    24,710   191,092                          587,916

Fixed Assets
------------
 Equipment                3,450      -       51,627                           55,077
 Furniture & Fixtures     2,701      -         -                               2,701
                       --------- --------- ---------                      -----------
   Total Fixed Assets     6,151      -       51,627                           57,778
 Less: Accumulated
  Depreciation              (80)     -      (16,905)                         (16,985)
                       --------- --------- ---------                      -----------
   Net Fixed Assets       6,071      -       34,722                           40,793

Other Assets
------------
 Goodwill                  -         -         -     1,452,457 1,452,457        -
                                                           {b}       {c}

   Total Other
   Assets                  -         -         -                                -
                       --------- --------- ---------                      -----------
   Total Assets        $378,185   $24,710  $225,814                         $628,709
                       ========= ========= =========                      ===========

                                      Continued


                               Trinity Companies, Inc.
                   Unaudited Pro Forma Consolidating Balance Sheet
                                  September 30, 2002

                        Trinity     CBL       CBL
                          Co.      Global  Pty. Ltd.
                         Twelve     Nine     Three
                         Months    Months    Months      Adjustments          Consol
                         Ended     Ended     Ended   -------------------      idated
                       09/30/02  09/30/02  09/30/02    Debits   Credits        Total
                       --------- --------- --------- --------- ---------  -----------

                         Liabilities and Stockholders' Equity
Current Liabilities
-------------------
 Accounts Payable      $229,376  $   -     $144,334              217,703    $591,413
                                                                     {a}
 Accrued Expenses        83,000    14,400    24,284                          121,684
 Interest Payable        25,001    10,098      -                              35,099
 Current Portion of
  LT Debt               756,963      -        1,831                          758,794
 Note Payable -
  Related Party          55,000   112,899    94,084           1,000,000    1,261,983
                                                                     {a}
                       --------- --------- ---------                      -----------
   Total Current
   Liabilities        1,149,340   137,397   264,533                        2,768,973
                       --------- --------- ---------                      -----------
Long Term Liabilities

 Note Payable Long Term    -         -       13,185                           13,185
                       --------- --------- ---------                      -----------
   Total Long Term
   Liabilities             -         -       13,185                           13,185
                       --------- --------- ---------                      -----------
   Total Liabilities  1,149,340   137,397   277,718                        2,782,158

Stockholders' Equity
--------------------
 Preferred Stock           -         -         -                                -
 Common Stock         8,380,775     1,000       109      1,109    75,000   8,455,775
                                                           {b}       {a}
 Accumulated Deficit (9,116,930) (113,687)  (47,176) 1,452,457   160,863 (10,569,387)
                                                           {b}       {a}
 Subscription
  Receivable            (35,000)     -         -                             (35,000)
 Other Comprehensive
  Income                   -         -       (4,837)                          (4,837)
                       --------- --------- ---------                      -----------
  Total Stockholders'
  Equity               (771,155) (112,687)  (51,904)                      (2,153,449)
                       --------- --------- ---------                      -----------
  Total Liabilities &
  Stockholders'
  Equity               $378,185  $ 24,710  $225,814                       $  628,709
                       ========= ========= =========                      ===========

                                 Continued


                          Trinity Companies, Inc.
               Unaudited Pro Forma Consolidated Balance Sheet
                             September 30, 2002

{a} The adjustments to the Company's Unaudited Consolidated Balance Sheet as a result of the acquisition and offerings are as follows;

                                                     Debits       Credits
                                                 ------------  ------------
     Investment in CBL Global                   $    719,454
     Investment in CBL Pty. Ltd.                     573,249
       Common Stock                                           $     75,000
       Notes Payable - Related Party                             1,000,000
       Accounts Payable                                            217,703

     This entry records the acquisition price of the three companies and the related issuance of promissory notes and assumption of shareholder payables.

{b} The following adjustments are necessary to consolidate the financial statements of the Company.

                                                       Debits       Credits
                                                 ------------  ------------
     Common Stock - CBL Global                         1,000
     Common Stock - CBL Pty. Ltd.                        109
     Goodwill                                   $  1,452,457
       Accumulated Deficit - CBL Global                       $    113,687
       Accumulated Deficit - CBL Pty. Ltd.                          47,176
       Investment in - CBL Global                                  719,454
       Investment in - CBL Pty. Ltd.                               573,249

     This entry records the elimination of subsidiary equity and also elimination of parent investment in the subsidiaries. Since the acquisition price was far above the assets of the companies, goodwill resulted in the elimination of the subsidiaries. Since the Company had little or no operations through September 30, 2002, and the book value of the assets of the subsidiaries is nominal, it was deemed necessary to write-off goodwill in the current period to properly reflect the position of the Company. Therefore, the following entry was made to write-off goodwill in the current period.

                                                       Debits       Credits
                                                 ------------  ------------
{c}  Write-down of Goodwill                     $  1,452,457
       Goodwill                                               $  1,452,457





                          Trinity Companies, Inc.
          Unaudited Pro Forma Consolidated Statement of Operations
                             September 30, 2002

                        Trinity     CBL       CBL
                          Co.      Global  Pty. Ltd.
                         Twelve     Nine     Three
                         Months    Months    Months      Adjustments          Consol
                         Ended     Ended     Ended   -------------------      idated
                       09/30/02  09/30/02  09/30/02    Debits   Credits        Total
                       --------- --------- --------- --------- ---------  -----------
Revenue                $   -     $   -      $62,903                       $   62,903

Cost of Goods Sold         -         -         -                                -
                       --------- --------- ---------                      -----------
 Gross Profit              -         -       62,903                           62,903

Selling, General &
Administrative Expenses
-----------------------
 Depreciation Expense        80      -        2,321                            2,401
 General &
  Administrative         29,300     9,658    34,674                           73,632
 Office Expenses         15,856      -         -                              15,856
 Professional Fees      363,671      -         -                             363,671
 Salaries                83,000      -       39,002                          122,002
 Travel &
  Entertainment          60,868      -         -                              60,868
                       --------- --------- ---------                      -----------
  Total Expenses        552,775     9,658    75,997                          638,430
                       --------- --------- ---------                      -----------
  Income (Loss) from
  Operations           (552,775)   (9,658)  (13,094)                        (575,527)

Other Income (Expenses)
-----------------------
 Interest Income          1,826      -          233                            2,059
 Interest Expense       (14,983)     -         -                             (14,983)
 Write-down of Goodwill    -         -         -     1,452,457            (1,448,314)
                                                           {c}
                       --------- --------- ---------                      -----------
  Total Other Income
  (Expenses)            (13,157)     -          233                       (1,461,238)
                       --------- --------- ---------                      -----------
  Income (Loss) Before
  Taxes                (565,932)   (9,658)  (12,861)                      (2,036,765)

  Taxes                    -         -         -                                -
                       --------- --------- ---------                      -----------
  Net Income (Loss)   $(565,932)  $(9,658) $(12,861)                     $(2,036,765)
                       ========= ========= =========                      ===========






                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRINITY COMPANIES, INC.
Date: January 24, 2003        By:  /s/ Douglas Cole
                                   Douglas Cole, Chief Executive Officer